                                                                Exhibit No. 99.1


UNIFIRST CORPORATION                          NEWS RELEASE
68 Jonspin Road
Wilmington, MA 01887-1086                     contact: John B. Bartlett
Telephone 978-658-8888 Ext 520                         Senior Vice President
Facsimile 978-988-0659                                 jbartlett@unifirst.com

[UNIFIRST LOGO]


                            UNIFIRST ANNOUNCES RECORD
                           QUARTERLY FINANCIAL RESULTS


Wilmington, MA (July 7, 2003) -- UniFirst Corporation (NYSE: UNF) today announced revenues and earnings for the third quarter and nine months of fiscal 2003, which ended May 31, 2003.

Revenues for the third quarter of fiscal 2003 were $153.7 million, the highest in the Company's 67 year history, a 6.5 percent increase from $144.3 million in the same period a year ago. Third quarter net income was a record $9.6 million, or $0.50 per share, a 27.6 percent increase from last year's $7.5 million, or $0.39 per share. This was the first time ever that the Company achieved net income of $0.50 per share for a quarter.

For the first thirty-nine weeks of fiscal 2003, revenues were $449.3 million, a
2.5 percent increase from $438.4 million for the first forty weeks of fiscal 2002. On a comparative thirty-nine week basis revenues were up 5.1 percent for the first nine months of fiscal 2003. Income before cumulative effect of accounting change was $22.0 million, or $1.15 per basic share, an 8.5 percent increase from last year's $20.3 million, or $1.06 per basic share. Effective with the beginning of fiscal 2003 the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"). This new accounting standard requires that liabilities be recorded for the estimated costs of retiring long lived assets at the end of their service lives. The adoption of SFAS No. 143 resulted in a cumulative charge, net of tax, of $2.2 million, or $(0.12) per share. Therefore net income for the first nine months of fiscal 2003 was $19.8 million, or $1.03 per basic share, a 2.6 percent decrease from last year's $20.3 million, or $1.06 per basic share.

"We are very encouraged by our results for the third quarter," said Ronald D. Croatti, UniFirst's President and Chief Executive Officer. "We made significant progress with our cost containment efforts, which together with our sales growth resulted in record quarterly financial results."

The Company will hold a conference call today at 4:00 PM (EST) to discuss its quarterly and year to date financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over

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the Internet, and replays of the webcast will be available until July 25, 2003.
The webcast can be accessed at www.unifirst.com.

UniFirst is one of the largest providers of workplace uniforms and protective clothing in North America. The Company employs over 7,800 team partners who serve more than 150,000 customer locations in 46 states, Canada and Europe from 144 manufacturing, distribution and customer service facilities.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. This public announcement may contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties. The words "anticipate" and "should," and other expressions that indicate future events and trends identify forward-looking statements. Actual future results may differ materially from those anticipated depending on a variety of factors, including, but not limited to, performance of acquisitions; economic and business changes; fluctuations in the cost of materials, fuel and labor; economic and other developments associated with the on-going war on terrorism; strikes and unemployment levels; demand and price for the Company's products and services; improvement in under performing rental operations; and the outcome of pending and future litigation and environmental matters.


                                 [Tables follow]

UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)



                                        Thirty-nine        Forty       Thirteen      Thirteen
                                        weeks ended  weeks ended    weeks ended   weeks ended
(In thousands, except per share data)       May 31,      June 1,        May 31,       June 1,
                                               2003         2002           2003          2002
                                        -----------  -----------    -----------  ------------


Revenues                                   $449,294     $438,407      $153,690       $144,259
                                           --------     --------      --------       --------

Costs and expenses:
   Operating costs                          275,917      268,239        93,103         87,335
   Selling and administrative expenses      105,903      102,349        34,026         33,536
   Depreciation and amortization             29,906       28,175        10,218          9,667
                                           --------     --------      --------       --------
                                            411,726      398,763       137,347        130,538
                                           --------     --------      --------       --------

Income from operations                       37,568       39,644        16,343         13,721
                                           --------     --------      --------       --------

Other expense (income):
   Interest expense                           3,496        7,547         1,304          1,704
   Interest income                           (1,112)      (1,133)         (279)          (308)
   Interest rate swap expense (income)         (666)         447          (306)           176
                                           --------     --------      --------       --------
                                              1,718        6,861           719          1,572
                                           --------     --------      --------       --------

Income before income taxes                   35,850       32,783        15,624         12,149
Provision for income taxes                   13,802       12,458         6,015          4,617
                                           --------     --------      --------       --------

Income before cumulative effect of
  accounting change                          22,048       20,325         9,609          7,532
                                           --------     --------      --------       --------

Cumulative effect of accounting change
  (net of tax benefit of $1,404 in 2003)      2,242            -             -              -
                                           --------     --------      --------       --------

Net income                                 $ 19,806     $ 20,325      $  9,609       $  7,532
                                           ========     ========      ========       ========

Weighted average number of shares
  outstanding:

     basic                                   19,185       19,221        19,168         19,223
                                           --------     --------      --------       --------
     diluted                                 19,220       19,275        19,175         19,293
                                           --------     --------      --------       --------

Income per share -- basic:
Before cumulative effect of accounting
  change                                   $   1.15     $   1.06      $   0.50       $   0.39
Cumulative effect of accounting change        (0.12)           -             -              -
                                           --------     --------      --------       --------
Net income                                 $   1.03     $   1.06      $   0.50       $   0.39
                                           ========     ========      ========       ========

Income per share -- diluted:
Before cumulative effect of accounting
  change                                   $   1.15     $   1.05      $   0.50       $   0.39
Cumulative effect of accounting change        (0.12)           -             -              -
                                           --------     --------      --------       --------
Net income                                 $   1.03     $   1.05      $   0.50       $   0.39
                                           ========     ========      ========       ========


UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)




(In thousands)                         May 31,         August 31,        June 1,
                                          2003               2002 *         2002
                                       -------         ----------        -------
Assets
Current assets:
   Cash                              $  7,389            $  4,333       $  3,538
   Receivables                         63,984              54,587         58,811
   Inventories                         27,052              24,807         27,442
   Rental merchandise in service       59,939              56,047         52,905
   Prepaid taxes and deferred tax
     assets                             5,641                   -              -
   Prepaid expenses                       386                 315            241
                                     --------            --------       --------
      Total current assets            164,391             140,089        142,937
                                     --------            --------       --------
Property and equipment:
   Land, buildings and leasehold
     improvements                     218,576             208,000        203,268
   Machinery and equipment            243,599             229,692        225,868
   Motor vehicles                      65,593              60,925         60,869
                                     --------            --------       --------
                                      527,768             498,617        490,005
   Less - accumulated depreciation    254,668             229,621        221,723
                                     --------            --------       --------
                                      273,100             268,996        268,282
                                     --------            --------       --------
Other assets                           83,554              85,750         82,934
                                     --------            --------       --------
                                     $521,045            $494,835       $494,153
                                     ========            ========       ========

Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term
     obligations                     $  2,525            $  1,406       $  1,392
   Notes payable                            -               1,195          1,283
   Accounts payable                    31,476              17,012         14,555
   Accrued liabilities                 57,406              53,331         59,102
   Accrued and deferred income taxes    4,136               1,457          2,944
                                     --------            --------       --------
      Total current liabilities        95,543              74,401         79,276
                                     --------            --------       --------
Long-term obligations, net of
  current maturities                   72,726              83,690         85,794
Deferred income taxes                  23,299              27,004         24,503
                                     --------            --------       --------
Shareholders' equity:
   Common stock                         1,055               1,055          1,055
   Class B common stock                 1,021               1,021          1,021
   Treasury stock                     (26,005)            (24,756)       (24,756)
   Capital surplus                     12,548              12,503         12,503
   Retained earnings                  341,472             323,595        317,706
   Accumulated other comprehensive
     loss                                (614)             (3,678)        (2,949)
                                     --------            --------       --------
      Total shareholders' equity      329,477             309,740        304,580
                                     --------            --------       --------
                                     $521,045            $494,835       $494,153
                                     ========            ========       ========



* Condensed from audited financial statements